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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of MAIC Holdings, Inc. for the registration of up to 396,852 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 1996, with respect to the consolidated financial statements and schedules of MAIC Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP




Birmingham, Alabama
September 30, 1996